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                                                                   EXHIBIT 99.01




                                               OKLAHOMA GAS AND ELECTRIC COMPANY
                                                  SPECIAL MEETING OF SHAREOWNERS
                                                               NOVEMBER 16, 1995



P
          The undersigned hereby appoints James G. Harlow, Jr., Herbert H. Champlin, and Bill Swisher, and each of them severally, with full power of substitution and with full power to act with or without the other, as the
R proxies of the undersigned to represent and to vote all shares of stock of Oklahoma Gas and Electric Company held of record by the undersigned on September 19, 1995, at a Special Meeting of Shareowners of the Company to be held on November 16, 1995, and at all adjournments thereof, on all
O    matters coming before said meeting.


          THIS PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, WILL BE
X VOTED AS DIRECTED, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL ON THE REVERSE SIDE OF THIS PROXY CARD.


Y


     WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS BELOW.  EACH JOINT OWNER SHOULD
SIGN. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE THEIR FULL TITLES.

PROXY NUMBER   TOTAL COMMON      4% PREFERRED   THE BOARD RECOMMENDS A VOTE FOR
             SHARES INCLUDING        SHARES      THE PROPOSAL IDENTIFIED BELOW.
            REINVESTMENT PLAN
              AND CUSTOMER
               STOCK PLAN




X________________________/____/95___ 1. Proposal to approve an Agreement and
 SIGNATURE OF SHAREOWNERS  DATE         Plan of Share Acquisition, whereby
                                        OGE Energy Corp. will become the
X________________________/____/95___    Holding Company parent of the Company
 SIGNATURE OF SHAREOWNERS  DATE         and the holders of Company Common Stock
                                        will become holders of OGE Energy
                                        common stock.

                                        / / FOR     / / AGAINST    / / ABSTAIN